Exhibit 99.(h)(2)(ii)

Schedule A

(to the PF Administration Agreement dated January 1, 2020)

Fund Name	Fee
Pacific FundsSM Portfolio Optimization Conservative	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	0.15%
Pacific FundsSM Portfolio Optimization Moderate	0.15%
Pacific FundsSM Portfolio Optimization Growth	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	0.15%
Pacific FundsSM Core Income	0.15%
Pacific FundsSM Floating Rate Income	0.15%
Pacific FundsSM High Income	0.15%
Pacific FundsSM Large-Cap Value	0.15%
Pacific FundsSM Short Duration Income	0.15%
Pacific FundsSM Small/Mid-Cap	0.15%
Pacific FundsSM Small-Cap	0.15%
Pacific FundsSM Small-Cap Value	0.15%
Pacific FundsSM Strategic Income	0.15%
Pacific FundsSM Ultra Short Income	0.15%
Pacific FundsSM Diversified Income	0.15%
PF Emerging Markets Fund	0.15%
PF Emerging Markets Debt Fund	0.15%
PF Growth Fund	0.15%
PF Inflation Managed Fund	0.15%
PF International Large-Cap Fund	0.15%
PF International Small-Cap Fund	0.15%
PF International Value Fund	0.15%
PF Large-Cap Value Fund	0.15%
PF Managed Bond Fund	0.15%
PF Multi-Asset Fund	0.15%
PF Real Estate Fund	0.15%
PF Short Duration Bond Fund	0.15%
PF Small-Cap Growth Fund (formerly named Developing Growth Fund)	0.15%
PF Small-Cap Value Fund	0.15%

Effective:  July 31, 2020

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President